Exhibit 99.1

KULR Technology Group Appoints Dr. William Walker as Director of Engineering

Former NASA Battery Thermal Engineer to Expand Thermal Management Capabilities in Company’s High-Performance Computing and Hypersonic Vehicle Initiatives

SAN DIEGO / GLOBENEWSWIRE / March 10, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, has appointed Dr. William Walker as its new Director of Engineering. In his new role, Dr. Walker will work with the Company's engineering team on its next generation high-performance computing (“HPC”) and hypersonic vehicle thermal management initiatives.

Prior to KULR, Dr. Walker was employed by NASA Johnson Space Center where his career primarily focused on the design and optimization of safe lithium-ion (Li-ion) battery assemblies for human spaceflight applications. More specifically, he focused on the thermal management of Li-ion battery assemblies, battery safety in general, and the development of new calorimetric techniques for thermal runaway characterization. Dr. Walker is also a co-inventor of NASA’s recently patented Fractional Thermal Runaway Calorimetry techniques which provide the capability to discern the fraction of thermal runaway energy ejected away from the Li-ion cell versus that which remains with the cell.

Dr. William Q. Walker received his B.S. in Mechanical Engineering from West Texas A&M University and Ph.D. in Materials Science and Engineering from the University of Houston.

"Dr. Walker brings significant Li-ion battery and thermal management expertise to our team and is a great fit to lead KULR’s test engineering division into its next phase of growth," said Michael Carpenter, VP of Engineering at KULR Technology Group. "With his vast experience at NASA Johnson Space Center developing the Fractional Thermal Runaway Calorimeter ("FTRC"), William will help us better understand the behavior of lithium-ion batteries so we can improve cell design in verticals such as high-performance computing and hypersonic vehicles. He will spearhead the continued development of KULR's battery safety platform and suite of battery testing services -- particularly the FTRC."

Dr. Walker added: “KULR’s industry leading expertise in high-performance thermal management solutions and understanding of battery safety are two organizational and fundamental characteristics that quickly drew my attention. The development potential of the KULR technology portfolio is exciting and the potential impact across the industry is huge. The Company has delivered excellent results across their solutions and product lines while scaling safe battery system development in a sustainable way. I look forward to a mutually supportive partnership with VP of Engineering Michael Carpenter and his team.”

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Relations:

Annika Harper

The Antenna Group

KULR@antennagroup.com

Investor Relations:

Tom Colton or John Yi

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com